Exhibit 99.2

Alberton Acquisition Corporation to Commence Separate Trading of its Ordinary Shares, Rights and Warrants on November 21, 2018; Underwriter to Exercise Over-allotment Option

New York – November 19, 2018 –Alberton Acquisition Corporation (the “Company”) (NASDAQ: ALACU) announced today that, commencing on November 21, 2018, the holders of the units sold in the Company’s initial public offering may elect to separately trade the ordinary shares, rights and warrants included in the units. Units that are not separated will continue to trade on The NASDAQ Capital Market (“NASDAQ”) under the symbol “ALACU.” The ordinary shares, the warrants and rights are expected to be separately traded on NASDAQ under the symbols “ALAC,” ALACW,” and “ALACR,” respectively.

The units were initially offered by the Company in an underwritten offering.  Chardan Capital Markets LLC, acted as sole book-running manager of the offering. Holders of units will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into ordinary shares, warrants and rights.

The Company also announced that it had received a notice from Chardan Capital Markets LLC of its intent to partially exercise its over-allotment option to purchase an additional 1,487,992 units and to cancel the remaining portion of the over-allotment option. The option exercise is expected to close on November 20, 2018 and will generate additional gross proceeds of $14,879,920. In connection with the cancellation of the remainder of the over-allotment option, the Company will cancel an aggregate of 3,002 ordinary shares issued to the founders prior to its initial public offering.

Of the proceeds received from the consummation of the initial public offering (as well as the exercise of the over-allotment option) and the simultaneous private placements of units, $114,879,920 (or $10.00 per unit sold in the public offering) will be placed in trust. An unaudited pro forma balance sheet of the Company as of November 20, 2018 reflecting receipt of the proceeds upon consummation of the initial public offering (as well as the exercise of the over-allotment option) and the private placements will be included as an exhibit to a Current Report on Form 8-K to be filed by the Company with the Securities and Exchange Commission.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. A copy of the final prospectus relating to the offering may be obtained for free by visiting the SEC website at www.sec.gov. Alternatively, a copy of the prospectus related to this offering may be obtained from Chardan Capital Markets LLC at 17 State Street, 21st Floor, New York, New York 10004.

About Alberton Acquisition Corporation

Alberton Acquisition Corporation is a blank check company formed for the purpose of acquiring, engaging in a share exchange, share reconstruction and amalgamation with, purchasing all or substantially all of the assets of, entering into contractual arrangements with, or engaging in any other similar business combination with one or more businesses or entities. The Company's efforts to identify a prospective target business will not be limited to a particular industry or geographic region.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements.” Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus for the Company’s initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

CONTACT:

Bin Wang

Alberton Acquisition Corporation

+1 917 202 8028